Exhibit 32.2

BILL BARRETT CORPORATION

SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this quarterly report on Form 10-Q of Bill Barrett Corporation for the fiscal quarter ended March 31, 2011, I, Robert W. Howard, Chief Financial Officer of Bill Barrett Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the fiscal quarter ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-Q for the fiscal quarter ended March 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Bill Barrett Corporation for the periods presented therein.

Date: May 3, 2011

/s/ Robert W. Howard
Robert W. Howard
Chief Financial Officer and Treasurer
(Principal Financial Officer)